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                                                                   EXHIBIT 10.18

                                                             PARTS & ACCESSORIES

                                PROMISSORY NOTE


$230,177.16                    September 20, 1995        Heber Springs, Arkansas

     FOR VALUE RECEIVED, TBC ARKANSAS, INC. ("Maker") promises to pay to the order of RED RIVER MARINE, INC. AND RED RIVER MARINE, INC. #2, at Heber Springs, Arkansas the principal sum of $230,177.16 DOLLARS ($230,177.16), with simple interest thereon from date until due at the rate of 8.75% per annum, due and payable as follows: (i) $26,000.00 on January 15, 1996, (ii) 21 consecutive monthly payments of $10,500.00 each payable on the 15th day of each successive month thereafter, and (iii) $8059.59 on November 15, 1997.

     Maker reserves the privilege to prepay the indebtedness in advance.

     The Maker, endorser(s), sureties and grantor(s) of this note hereby severally waive presentment for payment, notice of nonpayment, protest, notice of protest and due diligence in enforcing payment hereof, and consent that an extension of time for payment of this note or of any installments thereof may be granted without notice to them and without waiver of any rights of the owner hereof.

     If default is made in the payment of any of said installments of principal or interest as the same become due or in the performance or observance of any of the covenants or agreements contained in the instrument securing this note, the entire debt at the election of the legal holder of this note, notice of election being expressly waived, shall become due and payable. No delay in the exercise of the option of acceleration shall be construed a waiver of such right, but it may be exercised at any subsequent time during default. In the event of default and if this note is sued upon or placed in the hands of any attorney for collection, then Maker agrees to pay all costs of collection and reasonable attorneys' fees.

     It is further agreed and declared that this note is made and executed under, and in all respects is to be construed and enforced according to, the laws of the State of Arkansas.

                                                TBC ARKANSAS, INC.


                                                By:  /s/ Mark Walton
                                                   ----------------------
                                                   Mark Walton, President